SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)   SEPTEMBER 20, 2002
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                          MEASUREMENT SPECIALTIES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


          NEW JERSEY                    001-11906                22-2378738
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(STATE OR OTHER JURISDICTION     (COMMISSION FILE NUMBER)      (IRS EMPLOYER
     OF INCORPORATION)                                       IDENTIFICATION NO.)




80 LITTLE FALLS ROAD, FAIRFIELD, NEW JERSEY                              07004
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(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                              (ZIP CODE)

REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE  (973) 808-1819
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          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)


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ITEM 2.     ACQUISITION OR DISPOSTITION OF ASSETS.

     On September 20, 2002, Measurement Specialties, Inc. (the "Company") sold all of the outstanding stock of Terraillon Holdings Limited, a European manufacturer of branded consumer bathroom and kitchen scales, to Fukuda (Luxembourg) Sar.l., an investment holding company incorporated in Luxembourg, for approximately $27.1 million, consisting of cash of $22.3 million and the assumption of $4.8 million in debt. Approximately $2.3 million of the purchase price will be held in escrow until January 24, 2003 to secure payment of certain purchase price adjustments, if any, or any right of Fukuda to set off as a result of breaches of the Company's representations and warranties in the stock purchase agreement.

ITEM 7.     FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(b) Pro forma financial information will be filed by amendment as the Company's financial information for the year ended March 31, 2002 and the three months ended June 30, 2002 is not available.

(c) The following exhibits are filed herewith:

EXHIBIT NO.         DESCRIPTION
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Exhibit 10.1        Stock Purchase Agreement, dated as of September 18, 2002, by and between Fukuda (Luxembourg) Sar.l. and Measurement
                    Specialties, Inc.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      MEASUREMENT SPECIALTIES, INC.

Date:  October 4, 2002              By:  /s/ John P. Hopkins
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                                         John P. Hopkins
                                         Chief Financial Officer


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